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                                                                  EXHIBIT 10.11

                          THE PROTEUS INTERNATIONAL PLC
                                UNAPPROVED SHARE
                                  OPTION SCHEME


                     ADOPTED BY THE COMPANY ON 24TH MAY 1996

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                     RULES OF THE PROTEUS INTERNATIONAL PLC
                         UNAPPROVED SHARE OPTION SCHEME


1.             DEFINITIONS

1.1  In this Scheme unless the context indicates otherwise:-

     "Act" means The Income and Corporation Taxes Act 1988.

     "Any Other Scheme" means any scheme (other than this Scheme) adopted by the Company or any of its Subsidiaries which provides for the issue of Shares to employees of the Company and/or any of its Subsidiaries.

     "Any Other Executive Share Scheme" means any scheme adopted by the Company which provides for the issue of Shares to employees of the Company and/or any of its Subsidiaries at the discretion of the Company, its Directors or-any other person or which provides for the issue of shares to employees of the Company and/or any of its Subsidiaries to the exclusion of any other employees of the Company and/or any of its Subsidiaries (other than this Scheme and, for the avoidance of doubt any profit sharing scheme or any savings related share option scheme).

     "Auditors" means the auditors for the time being of the Company or, if there should be more than one firm of auditors, such one of them as the Directors select.

     "Company" means Proteus International plc, a company registered under number 2459087 whose registered office is at Proteus House, Lyme Green Business Park, Macclesfield, Cheshire SK11 0JL:

     "Control" has the meaning given to it by Section 840 of the Act.

     "Date of Adoption" means the date on which this Scheme is adopted by resolution of the Company in general meeting.

     "Date of Announcement" means the date on which the Company makes an announcement of its results for the last preceding financial year, half year or other period.

     "Date of Grant" means, in relation to each Option, the date on which that Option is granted to the Eligible Employee pursuant to Rule 4.3.

     "Dealing Day" means Securities Market or Company's shares are a day on which the London Stock Exchange or Unlisted other recognised investment exchange on which the for the time being traded is open to transact business.

     "Directors" means the directors for the time being of the Company or those directors present at a duly convened meeting of the directors at which a quorum is present including, without limitation, any committee of the Directors for the time
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     being authorised and appointed to administer the Scheme and to exercise the powers and discretions conferred by these Rules.

     "Eligble Employee" means any person (including an executive director) who is employed by the Company and/or any of its Subsidiaries under a contract of employment save for any such person who is within 2 years of Retirement.

     "Infirmity" means any injury, disability, sickness or ill-health (evidenced to the satisfaction of the Directors) of an Option Holder.

     "Issue or Re-organisation" means any issue of shares or other securities of the Company (other than as consideration for an acquisition) and/or any capitalisation, consolidation or sub-division or reduction of share capital in the Company and/or any other variation in the share capital of the Company which, in the opinion of the Directors, will have a material effect on the value of Shares over which an Option is held.

     "Market Value" means:-

     (a) if shares of the Company are at that time traded on the London Stock Exchange Unlisted Securities Market, the last price derived from the Unlisted Securities Market Appendix to the Stock Exchange Dally Official List on the Dealing Day last preceding the relevant Date of
          Grant:

     (b) if shares of the Company are at that time listed on the London Stock Exchange, the middle market quotation of a Share derived from the London Stock Exchange Daily Official List on the Dealing Day last preceding the relevant Date of Grant: or

     (c) at any other tune, such value as the Directors shall determine to be the market value of a Share in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 on the weekday immediately preceding the Date of Grant.

     "Option" means any right (subject to Rules 5.6 and 5.7) which is granted under this Scheme to acquire Shares in the Company and any reference to an Option in this Scheme shall, unless the context indicates otherwise, include any Super-Option granted under this Scheme.

     "Option Certificate" means a certificate issued to an Option Holder in accordance with Rule 4.3.

     "Option Holder" means any Eligible Employee to whom an Option or a Super-Option is granted.

     "Option Price" means the price payable for each Share upon the exercise of an Option.

     "Redundancy" means dismissal by reason of redundancy for the purposes of
     Part VI of the Employment Protection (Consolidation) Act 1978.

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     "Relevant Emoluments" means such of the emoluments of the office or employment by virtue of which an Option Holder is eligible to participate in this Scheme as are liable to be paid under deduction of tax pursuant to
     Section 203 of the Act after deducting from them amounts included by virtue of Chapter II of Part V of the Act (benefits in kind) or, in the case of an Option Holder who is neither resident nor ordinarily resident in the United Kingdom, the full amount of any income that would have been taken into account in assessing Liability under Schedule E after the deduction of allowable superannuation contributions but before any deduction or exception provided for in Section 192 of the Act (foreign emoluments) or
     Section 193(1) of and Schedule 12 to the Act (emoluments for duties performed wholly or partly outside the United Kingdom) had the Option Holder in question been so resident and ordinarily resident.

     "Relevant Multiple" means, in the case of a Super-Option, a multiple of 8 and, in the case of any other Option, a multiple of 4.

     "Retirement" means retirement by an Eligible Employee on reaching age 65 (or such other age as his employer may specify as the normal retirement age for its employees) or retirement before reaching such age with the consent of his employer.

     "Scheme" means The Proteus International plc Unapproved Share Option Scheme established by these Rules in their present form or as from time to time amended in accordance with Rule 8.7.

     "Share" means a fully paid ordinary share of the Company of two pence (2p) par value which is issued or be yet to be issued or transferred for the purpose of the Scheme.

     "Subsidiary" means a company which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 or any company which is jointly controlled by the Company and another person (or any company under the Control of such jointly controlled company).

     "Super-Option" means an Option granted under this Scheme to which Rule 3.2 applies.

     "Year of Assessment" means a fiscal year from 6th April to 5th April.

1.2 In these Rules, unless the context otherwise requires, words denoting the singular number include the plural number and words denoting the masculine gender include the feminine gender; and any reference to a provision of an Act of Parliament includes any modification, consolidation, re-enactment or extension of it.


2.   OPERATION OF THE SCHEME

2.1  The Directors may grant an Option to acquire Shares to any Eligible
     Employee.

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2.2  The Directors will grant each Option in accordance with the procedure set out in Rule 4 below.

2.3  The Directors have discretion to decide as they consider appropriate:

     2.3.1 to which Eligible Employee any Option is to be granted:

     2.3.2 pursuant to Rule 3, any one or more conditions which must be satisfied before such Option may be exercised pursuant to Rule 6.1:

     2.3.3 subject to Rules 5.1 to 5.4 inclusive, the number of Shares over which such Option is to be granted:

     2.3.4 subject to Rules 4.1, 5.5 and 5.7, the date on which such Option is to be granted;

     2.3.5 subject to Rule 5.8, the Option Price of Shares over which such Option is to be held; and

     2.3.6 the earliest date on which such Option may be exercised pursuant to Rule 6.1 which, in the case of a Super-Option, may not be earlier than the fifth anniversary of its Date of Grant and, in the case of any other Option, may not be less than three years from its Date of Grant.

2.4  No Option may be exercised except in accordance with Rule 6.

2.5  No Option may be adjusted except in accordance with Rule 7.


3.   EXERCISE CONDITIONS

3.1 The Directors shall impose one or more conditions precedent to the exercise of an Option pursuant to Rule 6.1.

3.2 Any condition precedent to the exercise of a Super-Option must include a requirement that the Option Holder be the holder, at all times throughout the period of 5 years from the Date of Grant of such Super-Option, of ordinary shares of the Company with an aggregate Market Value at such Date of Grant of not less than 10% of his annual basic salary (at the rate then applicable).

3.3  The Directors may revoke or amend any condition imposed pursuant to Rules
     3.1 or 3.2 at any time when they reasonably conclude that, by such revocation or amendment:

     3.3.1 the Option to which it applies will or is likely to become a fairer and more effective incentive for the Option Holder to improve his or the Company's performance; and/or

     3.3.2 the Scheme will or is likely to become fairer and more effective in its aim to reward Option Holders by reference to their respective contributions to the Company's prosperity.

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4.   GRANT OF OPTIONS

4.1 Subject to Rule 4.2 below, if and for so long as the Shares are admitted to the Official List of the London Stock Exchange or the Unlisted Securities Market of the London Stock Exchange or any other recognised investment exchange, the Directors may only grant Options within the periods commencing:-

     4.1.1 on the Dealing Day next following the Date of Adoption and ending 42 days after such Date of Adoption; or

     4.1.2 on the Dealing Day next following a Date of Announcement and ending 42 days after such Date of Announcement.

4.2 The Directors may grant Options outside the periods specified in Rule 4.1 in circumstances which the Directors in their absolute discretion deem sufficiently exceptional to justify the grant of Options at that time.

4.3 The Directors may resolve to grant an Option to any Eligible Employee whom they select to participate in the Scheme and shall give them a written notice of such grant substantially in the form of Appendix 1, together with an Option Certificate, executed as a deed or under seal, substantially in the form of Appendix 3.

4.4 An Eligible Employee who receives a notice pursuant to Rule 4.3 should, if he wishes to renounce the Option granted to him, give to the Directors written notice substantially in the form of Appendix 2 within 21 days of the Date of Grant specified in the notice received. Any Option renounced in accordance with this Rule will, for all purposes, be deemed never to have been granted.


5.   LIMITS

5.1 No Share may be issued on the exercise of an Option (other than a Super-Option) which, when added to the aggregate of all shares issued or to be issued in respect of Options (other than Super-Options) or options granted under Any Other Executive Scheme in the preceding 10 years, would exceed 5% of the ordinary share capital of the Company then in issue PROVIDED THAT in the period of four years commencing on the Date of Adoption the aggregate number of shares which may be issued on the exercise of Options (other than Super-Options) or options granted under any Other Executive Scheme shall not exceed 2.5 % of the issued ordinary share capital of the Company on the last day of such period.

5.2 No Share may be issued on the exercise of an Option which, when added to the aggregate of all shares issued or to be issued in respect of Option or options granted under Any Other Scheme in the preceding 3 years, would exceed 3% of the ordinary share capital of the Company then in issue.

5.3 No Share may be issued on the exercise of an Option which, when added to the aggregate of all shares issued or to be issued in respect of Options or options granted under Any Other Scheme in the preceding 10 years, would exceed 10% of the ordinary share capital of the Company then in issue.

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5.4  On the Date of Grant of any Option the aggregate Market Value of Shares which may be acquired on the exercise of such Option shall not, when aggregated with the Market Value of any shares to be acquired on the exercise by the individual Option Holder of subsisting options granted under this Scheme or Any Other Executive Scheme in the preceding 10 years exceed:-

     5.4.1 his Relevant Emoluments for the current or preceding Year of Assessment (whichever of those years gives the greater amount); or

     5.4.2 in the case of an Option Holder who received no Relevant Emoluments throughout the preceding Year of Assessment, his Relevant Emoluments for the period of 12 months beginning with the first day during the current Year of Assessment for which he received Relevant Emoluments multiplied by the Relevant Multiple.

5.5 No Eligible Employee shall be granted Options to replace those he has already exercised unless the Directors are satisfied that the grant of such Options is justified by a significant improvement in the performance of the Company in the preceding 3 years (or, in the case of a Super-Option, 5 years).

5.6  Any Option granted over Shares in excess of the limits prescribed by Rules
     5.1 to 5.4 will only take effect in respect of Shares which do not exceed such limits.

5.7 No Option may be granted on or after the date which is ten years after the Date of Adoption.

5.8 The Option Price of a share may not be less than its Market Value on the Date of Grant and (in the case of any Share to be issued on exercise of an Option) may not be less than its nominal value.


6.   EXERCISE OF OPTIONS

6.1 An Option may not, unless otherwise permitted by Rule 6, be exercised by an Option Holder: -

     6.1.1 before the date specified in the relevant Option Certificate as the earliest date of exercise: and

     6.1.2 before any condition to which exercise of the Option is subject has been satisfied.

6.2 An Option may be validly exercised only by delivery of a written notice to the Directors substantially in the form of Appendix 4, accompanied by

     6.2.1 the Option Certificate issued in respect of that Option; and

     6.2.2 payment to the Company of the Option Price for each Share over which the Option is held.

6.3  Any purported exercise other than in accordance with Rule 6 is void.

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6.4  An Option may be exercised in whole or in part provided that, unless the
     Directors decide otherwise, an Option exercised in part must be exercised in multiples of 50 Shares or in respect of the entire number of remaining Shares over which it is then held. An Option Certificate may, at the request of the Option Holder, be amended by the Directors to reflect an exercise in part.

6.5 In any event, an Option will lapse if not exercised before the seventh anniversary of its Date of Grant.

6.6 If an Option Holder ceases to be an Eligible Employee for a Prescribed Reason, he may exercise his Option at any time during the period of 6 months after the date on which he so ceased, after which period the Option will lapse. Except as permitted by Rule 6, an Option will lapse upon the Option Holder ceasing to be an Eligible Employee.

6.7  A Prescribed Reason is any of the following reasons:-

     6.7.1 Infirmity;

     6.7.2 Redundancy;

     6.7.3 Retirement:

     6.7.4 the transfer of the part or whole of an undertaking in which the Option Holder is employed to an entity which is not under the Control of the Company; and

     6.7.5 any other circumstance which, in the Directors' opinion, justifies the application of this Rule in order to enable the Option to be exercised.

6.8 Upon the death of an Option Holder and for the period of 12 months thereafter, his personal representative(s) will be entitled to exercise any Option held by him, but, if not exercised during such period, the Option will lapse.

6.9 The Directors will notify each Option Holder (or his personal Representative(s), as the case may be) of the occurrence of a Prescribed Event, as soon as reasonably practicable after its occurrence. A Prescribed Event is any of:-

     6.9.1 a person becoming bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985;

     6.9.2 registration of a court order under 425(2) of the Companies Act 1985 by which a compromise or arrangement is binding on the Company (or, as the case may be, its liquidator and contributories);

     6.9.3 the Company passing a resolution for voluntary winding up; or

     6.9.4 the making of an order for the compulsory winding up of the Company.

     6.9.5 a person (an "Acquiring Company") obtaining Control of the Company as a result of making a general offer to acquire shares in the Company or, after having obtained Control of the Company, making such an offer,

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          and, for the purposes of this Rule, a person is deemed to have obtained Control of the Company if he and others acting in concert (as defined in the City Code on Take-overs and Mergers') with him have together obtained Control of it.

6.10 An Option may be exercised (and, if not so exercised, will lapse) within the period of 6 months (or such longer period as the Directors may permit) after the date of a notice given pursuant to Rule 6.6 PROVIDED THAT, if any application is made to the Court to order a meeting under section 425(1) of the Companies Act 1985, any attempted exercise of an Option will be treated as conditional upon a Court order being made sanctioning a compromise or arrangement pursuant to section 425(2) of the Companies Act 1985 and on such order being registered in accordance with section 425(3) of the Companies Act 1985.

6.11 If an Option Holder enters into any composition with his creditors in satisfaction of his debts or a bankruptcy or receiving order is made against him his Option will, unless the Directors determine otherwise, lapse.

6.12 As soon as practicable and, in any event, not more than 30 days after exercise of an Option in accordance with Rule 6, the Company will procure the issue or transfer to the Option Holder of those Shares in respect of which he has exercised the Option. Such Shares will be identical to and rank pari passu in all respects with the fully paid shares of the Company of the same class in issue at such date, save as regards any rights attaching to Shares by reference to a record date prior to the date of exercise.

6.13 Any Shares to be allotted upon the exercise of an Option will be identical to and rank pari passu in all respects with the fully paid shares of the same class in issue on the date of such exercise, save as regards any rights attaching to Shares by reference to a record date prior to the date of exercise.

6.14 The allotment of any Shares under this Scheme is subject to the Company at its own expense obtaining (as appropriate) any permission required from the London Stock Exchange to trade in such Shares on the Unlisted Securities Market and/or any approval or consent required under the provisions of the document "The Listing Rules" published by the London Stock Exchange, of the City Code on Takeovers and Mergers or of any applicable regulations and enactments.


7.   ADJUSTMENT TO OPTIONS

7.1 In the event of an Issue or Re-organisation, the Directors may adjust the number and/or the Option Price of Shares which are the subject of an Option to such extent, if any, as they consider appropriate and the Auditors (acting as experts and not arbitrators) have certified to be fair and reasonable to counteract any resulting enlargement or reduction in the value of Shares over which an Option may be held PROVIDED THAT, at the time of such adjustment, such Shares have not been issued or transferred to the Option Holder upon his exercise of the Option.

7.2 The Option Price of any Share to be issued on exercise of an Option may not be reduced pursuant to Rule 7.1 to less than its nominal value.

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7.3  As soon as reasonably practicable after adjusting any Option pursuant to
     Rule 7.1, the Directors will give written notice of the adjustment to the Option Holder.


8.   GENERAL AND ADMINISTRATIVE RULES

8.1 The Company will bear the cost (except for any liability of the Option Holder to tax other than stamp duty or stamp duty reserve tax) of issuing or transferring Shares upon the exercise of an Option.

8.2 Any certificate, notification or other notice in writing which the Company gives to a person in connection with the Scheme will be sufficiently given if delivered to him by hand or sent to him through the post in prepaid cover at the last address known to the Company and/or any of its Subsidiaries as being his address. Any certificate, notification or other notice in writing required to be given to the Company in connection with the Scheme will be properly given if sent by prepaid post or delivered by hand to the Company at its registered office. Any notification, certificate or other notices sent by prepaid post will be deemed to have been delivered on the second day following the date of posting. Neither the Company, any of its Subsidiaries or any of the Directors will be responsible for the loss of or damage to a notice, document or certificate during postage or delivery by or to an Eligible Employee or Option Holder (or his personal representative(s)).

8.3 An Option may be transmitted, by will or by any applicable laws of intestacy upon the death of an Option Holder, to his personal representative(s) on death. However, any other purported transfer, assignment, charge or disposal of an Option or any right attaching to it will render the Option void.

8.4 The Directors will at all times ensure the availability for issue or transfer of the number of Shares over which subsisting Options are then held.

8.5 The decision of the Directors will, as regards any dispute or question relating to an Option, be final and conclusive (subject to written confirmation from the Auditors (acting as experts and not arbitrators), whenever required under the Scheme).

8.6 Any right which may be acquired under or in connection with the Scheme is a matter entirely separate from any right which an Eligible Employee or Option Holder may have or acquire by virtue of any term or condition of his employment by the Company and/or any of its Subsidiaries or his membership of any retirement benefits scheme. In particular (but without limitation), no Option Holder will have any claim or right of action arising out of the loss of any right or benefit or prospective right or benefit under the Scheme as a result of his having ceased to be an employee of the Company and/or any of its Subsidiaries.

8.7 The Directors may alter or add to any Rule or the terms of any Option in such manner and at such times as they consider appropriate PROVIDED THAT:

     8.7.1 no alteration or addition to the advantage of Option Holders will take effect before the Company approves it by ordinary resolution in general

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           meeting unless such alteration or addition is minor and made to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders or Eligible Employees or the Company or its Subsidiaries;

     8.7.2 no alteration or addition to the disadvantage of Option Holders (unless it is minor and made to benefit the administration of the Scheme) will take effect before the Directors have invited every relevant Option Holder to indicate his approval or otherwise of it and a majority of the indications given by Option Holders favour the alteration or addition being made; and

     8.7.3 no alteration or addition shall be made which would cause the Scheme to cease to be an employees' share scheme within the meaning of section 743 of the Companies Act 1985.

8.8 The Directors will notify each Option Holder of any alteration or addition to a Rule as soon as reasonably practicable after it has taken effect.

8.9 The Company and any subsidiary of the Company (as defined in Section 736 of the Companies Act 1985) may provide financial assistance in any manner envisaged by section 153(4)(b) of the Companies Act 1985 to the trustees of any trust or any other person to enable them to acquire Shares to be held for the purpose of this Scheme.

8.10 An Option Holder will promptly provide to the Company any information which it may reasonably require for the efficient administration of the Scheme or which it may be required to provide to the Inland Revenue.

8.11 The Company in general meeting or the Directors may at any time resolve to terminate this Scheme in which event no further Options may be granted; but the provisions of this Scheme will in relation to Options then subsisting, continue in full force and effect.





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                                   Appendix 1

                                 NOTICE OF GRANT
                     TO BE TYPED ON THE COMPANY'S LETTERHEAD

To:            [Insert name
               and address
               of Eligible
               Employee]

Dear _____________________

PROTEUS INTERNATIONAL PLC UNAPPROVED SHARE OPTION
SCHEME DATE OF GRANT:_______

I am pleased to inform you that the Board of Directors of the Company has resolved to grant you an option to acquire shares in the Company in accordance with the Rules of the Proteus International plc Unapproved Share Option Scheme (the "Scheme").

A copy of the Rules of the Scheme is available for inspection from the Company Secretary. Your attention is drawn to Rule 8.6 of the Scheme in particular.

The Option which you have been granted is as follows:-

1.   The Option is over _________ Ordinary shares of _______ each.

2.   The Option Price is _________ per Share.

3. Subject to paragraph 5 below, the Option will NOT become exercisable until the [third/fifth] anniversary of its Date of Grant.

4. The option will lapse, if not exercised before the seventh anniversary of its Date of Grant.

5. [The option may not be exercised unless the following condition is satisfied: [ ]

6. If you do not wish to accept the Option, you must notify the Company Secretary in the terms of the attached Renouncement letter within [21 days] of the Date of Grant shown above. Otherwise, you will be deemed to have been granted the option on the Date of Grant. Enclosed with this letter is an Option Certificate which you will need to return to the Company Secretary, if and when you renounce the Option, or produce to him, if and when you exercise the Option.

7. Words used in this Notice have the meaning given to them in the Rules of the Scheme.

Yours sincerely



 ..........................................................
For and on behalf of Proteus International plc




                                      -11-
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                                   Appendix 2

                                RENOUNCEMENT FORM

To:            The Company Secretary
               Proteus International plc

                                                                  Date _______

Dear Sir

PROTEUS INTERNATIONAL PLC UNAPPROVED SHARE OPTION SCHEME (THE "SCHEME")

I wish to renounce the Option (Date of Grant __________) recently granted to me under the Scheme to acquire ___________ Ordinary Shares of the Company at an Option Price of ___________ per Share. I therefore return the Option Certificate relating to that Option, for cancellation.

Yours faithfully



SIGNED:     ______________________

NAME.       ______________________

ADDRESS:    ______________________

            ______________________

            ______________________

JOB TITLE:  ______________________



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                                   Appendix 3

                               OPTION CERTIFICATE

                   (This document must be carefully preserved
                     as it, together with the attached form,
                 will be required when the option is exercised)

THIS IS TO CERTIFY that:______________________________________________ of:
___________________________________________ is the holder of an Option to acquire _____________ Ordinary Shares of _____ each in Proteus International plc (the "Company") at the Option Price of:___________________ per Share under the Rules of the Proteus International plc Unapproved Share Option Scheme ("the Scheme")

1.   The Date of Grant is ____________________________________

2. The earliest date on which the Option may be exercised pursuant to Rule 6.1 of the Scheme is [3/5 years from Date of Grant]

3. The latest date on which the Option may be exercised is 7 years from the Date of Grant.

4. Notwithstanding paragraph 2 above, the Option may not be exercised UNTIL [insert exercise condition, if any].

5 The Option may not be transferred, assigned, charged, disposed or otherwise dealt with.

6. This certificate, together with the form of exercise duly completed and the payment of the relevant Option Price must be sent to the Secretary of the Company when the Option is exercised.

7. The Option may by written notice be renounced within 21 days after the Date of Grant.

IN WITNESS WHEREOF the Company has caused its Common Seal to be affixed to this certificate which is executed as a deed this ___________ day of ____________





THE COMMON SEAL of                  )
Proteus International plc           )
was affixed hereto                  )
in the presence of: -               )


Director: __________________

Secretary: __________________


                                      -13-
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                                   Appendix 4

                           FORM OF EXERCISE OF OPTION

To:            The Company Secretary
               Proteus International plc

                                                                     [Date]

Dear Sir

I, ______________________________ of _______________________________
am now entitled, under the Rules of the Proteus International plc Unapproved Share Option Scheme, to exercise the Option described in the attached Option Certificate.

TAKE NOTICE that I hereby exercise my right to acquire each of the Company at the Option Price of _________ per Share. I enclose pound sterling____, being payment of the Option Price of the Shares which I wish to acquire.

I undertake and agree to accept such Shares subject to the Memorandum and Articles of Association of the Company. Accordingly, please place my name on the register of members of the Company as the holder of the said Shares and send to me, at my address shown above, a Share Certificate for the relevant Ordinary Shares. I agree to bear responsibility for the payment of any taxes which the Company becomes obliged to collect from me as a result of my acquiring these Shares.

(for Option Holders exercising part of an Option) Please arrange for my Option Certificate to be amended to reflect this exercise and returned to me.

Yours faithfully



----------------



Notes for Option Holders:

In the case of an Option Holder who has died, his personal representative(s) should contact the Secretary of the Company enclosing this Form/the Option Certificate together with the document which provides evidence of their appointment as personal representative(s). Rule 6.8 sets out the circumstances in which the Option may then be exerciseable.






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